PROMISSORY NOTE

FOR VALUE RECEIVED, on the 10th day of November 1999, H Bar
C, Inc. (hereinafter referred to as "Maker"), hereby covenants and promises to pay Richard Stahl ("Payee"), or order, at Payee's address as Payee may designate in writing, Twelve Thousand Four Hundred Fifty-Five ($12,455.00) Dollars lawful money of the United States of America, which principal shall be payable, with interest at the annual rate of Ten (10%) percent.

Maker covenants and agrees with Payee as follows:

1. Maker will pay the indebtedness, or any additional indebtedness, evidenced by this Note, or further Note, as provided herein.

2. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten days prior written notice to Payee.

3. This Note shall become due and payable in full within one (1) year from the date of this Note.

4. Maker, and all guarantors, endorsers, and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Maker, and all guarantors, endorsers, and sureties consent that Payee at any time may extend the time of payment or al or any part of the indebtedness secured hereby, or may grant any other indulgences. The obligations of the parties which comprise the Maker hereunder shall be joint and several obligations of such parties.

5. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return-receipt requested, addressed, if to the Maker, at Maker's address or if to Payee, at Payee's address. Either party may change its address by the like notice to the other party.

6. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement or any change modification, termination, waiver, or discharge is sought. In the event that any legal action is required to enforce this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and expenses. This Note shall be construed and enforced in accordance with the laws of Delaware.

IN WITNESS WHEREOF, Maker and the Payee have executed this Note and Agreement as of the date first above written.


/s/  Edward Toscano                          /s/  Richard Stahl
Edward Toscano, President, Maker             Richard Stahl, Payee